UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2003

TRANSMONTAIGNE INC.

(Exact Name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

Commission File Number 001-11763

IRS Employer No. 06-1052062

370 Seventeenth Street
Suite 2750
Denver, CO 80202
(Address, including zip code of principal executive offices)

303-626-8200
(Registrant’s telephone number, including area code)

Item 2.            Acquisition or Disposition of Assets

On February 28, 2003, TransMontaigne Product Services Inc. (“TPSI”), a wholly-owned subsidiary of TransMontaigne Inc. (“TMG”), acquired all the issued and outstanding shares of capital stock of Coastal Fuels Marketing, Inc. and Coastal Tug & Barge, Inc. (collectively referred to as the “Acquired Companies”) from El Paso CGP Company, a wholly-owned subsidiary of El Paso Corporation.

The consideration paid by TPSI to El Paso CGP Company consisted of: (1) $131 million paid in cash at closing, including $37 million for the value of inventories transferred at closing, net of $1 million of miscellaneous closing credits due to TPSI, and (2) a deferred payment of $25 million, backed by a letter of credit in favor of El Paso CGP Company, which becomes due and payable upon delivery of certain audited financial statements of the Acquired Companies, provided that delivery of such audited financial statements occurs on or before April 29, 2003. In the event, the required audited financial statements are delivered after April 29, 2003, but on or before August 27, 2003, the deferred payment will be $15 million. In the event, the required audited financial statements are delivered after August 27, 2003, the deferred payment will be zero.

The Acquired Companies provide bunker fuel, #6 fuel oil, diesel and gasoline at terminaling facilities located at Jacksonville, Cape Canaveral, Port Manatee/Tampa, Port Everglades and Fisher Island, Florida, primarily to the cruise-ship industry, utilizing their respective tug and barge and hydrant delivery systems. In addition, the Acquired Companies provide a variety of third-party tank-lease storage capacity to the asphalt, jet fuel, power generation and crude oil industries. TPSI intends to continue to operate the Acquired Companies in a manner similar to their historical activities.

TMG utilized funds available under its new Credit Agreement with UBS AG to consummate the acquisition of the Acquired Companies. The Credit Agreement provides for borrowings of up to $250 million under a revolving loan facility and $200 million under a term loan facility. All outstanding borrowings under the Credit Agreement become due and payable on February 28, 2006, when the Credit Agreement expires. The terms of the Credit Agreement include financial covenants that are tested on a quarterly basis relating to, among others: (i) a fixed charge coverage of 150%, (ii) a maximum funded debt leverage ratio of 4.5 times the last twelve months EBITDA (as defined), (iii) a consolidated tangible net worth, including preferred stock, of at least $252.7 million, and (iv) an annual limitation of $50 million with respect to acquisitions, additions to property, plant and equipment, and the redemption of TMG’s Series A Preferred Stock.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Acquired Assets and Business

The financial statements required by Item 7(a) of this Current Report on Form 8-K will be filed by an amendment hereto not later than the 60th day after the date of filing of this report.

(b) Pro Forma Financial Information

The financial statements required by Item 7(b) of this Current Report on Form 8-K will be filed by an amendment hereto not later than the 60th day after the date of filing of this report.

(c) List of Attached Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 3, 2003

99.2	Stock Purchase Agreement, dated January 13, 2003, by and between El Paso CGP Company and TransMontaigne Product Services Inc.

99.3	First Amendment to Stock Purchase Agreement, dated February 28, 2003, by and between El Paso CGP Company and TransMontaigne Product Services Inc.

99.4	Credit Agreement, dated February 28, 2003, by and between TransMontaigne Inc., UBS AG, Stamford Branch, and UBS Warburg LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, TransMontaigne Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 17 March 2003	TRANSMONTAIGNE INC.
	By:	/s/ RANDALL J. LARSON

Randall J. Larson Executive Vice President